Exhibit 1(a)
                                                                    ------------


THE PAYMENT OF THIS NOTE AND THE RIGHTS OF THE HOLDER OF THIS NOTE ARE SUBORDINATED TO THE PAYMENT OF SUPERIOR INDEBTEDNESS (AS DEFINED HEREIN) AND THE RIGHTS OF THE HOLDERS OF SUPERIOR INDEBTEDNESS UPON THE TERMS OF SUBORDINATION SET FORTH HEREIN.

                                 UNIDIGITAL INC.
                            LINOGRAPHICS CORPORATION
                              ELEMENTS (UK) LIMITED
                         UNIDIGITAL ELEMENTS (SF), INC.
                                UNISON (NY), INC.
                                UNISON (MA), INC.
                                 MEGA ART CORP.
                       SUPERGRAPHICS HOLDING COMPANY, INC.
                            SUPERGRAPHICS CORPORATION
                              REGENT GROUP LIMITED
                           INTERFACE GRAPHICS LIMITED


               14% Senior Subordinated Note due September 14, 2006

No. R-
$
 --------------                                           -------- --, ----



     UNIDIGITAL INC., LINOGRAPHICS CORPORATION, ELEMENTS (UK) LIMITED, UNIDIGITAL ELEMENTS (SF), INC., UNISON (NY), INC., UNISON (MA), INC., MEGA ART CORP., SUPERGRAPHICS HOLDING COMPANY, INC., SUPERGRAPHICS CORPORATION, REGENT GROUP LIMITED, and INTERFACE GRAPHICS LIMITED (collectively, the "Companies"; each, a "Company"), for value received, hereby jointly and severally promise to
pay                         to, or  registered  assigns,  the  principal  amount
    -----------------------
of            DOLLARS ($ ) on September 14, 2006, with interest (computed on the
   ----------
basis of a 360-day year of twelve 30-day months) on the unpaid balance of such principal amount at the rate of 14% per annum, from the date hereof, payable semi-annually on the last day of each February and August after the date hereof, commencing on [February 29, 2000/ the first such date next succeeding the date
               -----------------------------------------------------------------
hereof],  until the principal  hereof shall have become due and payable (whether
------
at maturity or at a date fixed for prepayment or by declaration or otherwise), and with interest on any overdue principal (including any overdue prepayment of principal) and (to the extent permitted by applicable law) premium, if any, and (to the

                                  Exhibit 1(a)
                                  ------------
extent permitted by applicable law) on any overdue installment of interest, at the rate of 16% per annum until paid, payable semi-annually as aforesaid or, at the option of the holder hereof, on demand and, upon acceleration of this Note, together with the premium, if any, specified in the Securities Purchase Agreements hereinafter referred to, as liquidated damages and not as a penalty; provided that in no event shall the amount payable by any Company as interest on
--------
this Note exceed the highest lawful rate permissible under any law applicable hereto. Payments of principal, premium, if any, and interest hereon shall be made in lawful money of the United States of America by the method and at the address for such purpose specified in the Securities Purchase Agreements hereinafter referred to, and such payments shall be overdue for purposes hereof if not made on the originally scheduled date of payment therefor, without giving effect to any applicable grace period and notwithstanding that such payment may be prohibited under the terms of subordination applicable hereto.

     As further provided herein, the Companies may, at their option, defer the payment of a portion of the interest due on this Note on any regularly scheduled interest payment date until maturity (whether by declaration, acceleration, or otherwise) and such amount shall be deemed to be added to the principal amount of this Note, and all references herein (or in any of the other Operative Documents (as defined in the Securities Purchase Agreements)) to the principal amount of this Note shall be deemed, unless the context clearly requires otherwise, to include the amount of such interest.

     This Note is one of the Companies' 14% Senior Subordinated Notes due September 14, 2006, limited to $20,000,000 (subject to adjustment) aggregate principal amount, issued pursuant to those certain Securities Purchase Agreements dated September 14, 1999 (such agreements, as amended, modified and supplemented from time to time, the "Securities Purchase Agreements") among the Companies and the institutional investors named therein, and the holder hereof is entitled to the benefits of the Securities Purchase Agreements and the other Operative Documents referred to in the Securities Purchase Agreements and may enforce the agreement contained therein and exercise the remedies provided for thereby or otherwise available in respect thereof, all in accordance with the terms thereof.

     This Note is subject to prepayment only as specified in the Securities Purchase Agreements (subject to the provisions of Section 2 hereof).

     Capitalized terms used herein without definition have the meanings ascribed to them in the Securities Purchase Agreements.


                                  Exhibit 1(a)
                                  ------------

1.   Provisions Concerning Deferred Interest.
     ----------------------------------------

     1.1.  Option of the  Companies to  Capitalize  a Portion of  Interest.  The
           ----------------------------------------------------------------
Companies may, at their option (upon notice as provided in section 1.2), in lieu of paying cash, defer the payment of up to 2/14th (or 14.28571%) of the amount of interest which is due and payable on this Note on any regularly scheduled interest payment date (the portion of interest that is not so paid in cash on any regularly scheduled interest payment date being hereinafter referred to as the "Deferred Interest") until maturity (whether by declaration, acceleration or otherwise). Such Deferred Interest shall be deemed to be included in the principal amount of this Note, as of such regularly scheduled interest payment date (any such date on and as of which the interest is deferred shall be referred to as an "Adjustment Date"), provided that (a) the Companies exercise
                                        --------       -
such option proportionately with respect to all of the Notes then outstanding and (b) on such regularly scheduled interest payment date, the Companies pay in
     -
cash in full all interest (other than interest that is deferred pursuant to this section 1) which is due and payable on such date on all of the Notes then outstanding. If the Companies shall, in accordance with the terms of this section 1, exercise such option, then, from and after each Adjustment Date, the Deferred Interest shall be treated as if it were part of the principal amount of each Note.

     1.2.  Notice from the Companies.  To exercise the option under section 1.1,
           --------------------------
the Companies shall deliver to each holder of any Note not less than 10 or more than 30 days prior to an Adjustment Date, an Officer's Certificate which shall specify:

          (a) the applicable Adjustment Date;

          (b) (i) the portion of the  interest  which is due and payable on such
               -
     Adjustment Date on the Notes to be treated as Deferred  Interest,  (ii) the
                                                                         --
     aggregate amount of Deferred Interest to be treated as of such Adjustment Date as part of the principal amount of the Notes then outstanding and
     (iii) the amount of Deferred  Interest to be treated as of such  Adjustment
      ---
     Date as if it were part of the principal amount of each Note then held by such holder;

          (c) the aggregate amount of interest to be paid in cash on such Adjustment Date on all of the Notes then outstanding and the amount of interest to be paid in cash on such Adjustment Date with respect to each Note then held by such holder;

          (d) the aggregate principal amount and deferred interest of the Notes then outstanding and the principal amount and deferred interest of each Note then held by such holder, in each case both before and after giving effect to the adjustments to be made as of such Adjustment Date;

                                  Exhibit 1(a)
                                  ------------

          (e) the aggregate amount of each interest payment to be made on and after such Adjustment Date on all of the Notes then outstanding (if paid entirely in cash) and the amount of each such interest payment on each Note then held by such holder; and

          (f) in reasonable detail, all computations made in determining the foregoing.

In the absence of manifest error, the computations set forth in such Officer's Certificate shall be deemed final binding and conclusive upon the Companies and the holders of the Notes, unless, in any case, the Required Holders of the Notes shall notify the Companies in writing of their objection (in reasonable detail) to any portion of such Officer's Certificate within 30 days of the date upon which such Officer's Certificate was furnished to the holders of the Notes. In such event, the Companies shall, at their expense, within 15 Business Days following the receipt of any such notice from the Required Holders of the Notes, deliver to the holders of the Notes a certificate signed by a firm of independent certified public accountants of recognized national standing (which may be the regular auditors of the Companies), setting forth in reasonable detail any adjustments which, in the opinion of such accountants, should be made to the amounts set forth in such Officer's Certificate in order for such amounts to be correct and consistent with the terms hereof and of the other Operative Documents and, in reasonable detail, all computations made in determining any such adjustments. The certificate of any such firm of accountants shall be conclusive evidence of the correctness of such amounts under this section 1.2.

     1.3  Limitations  on the Option of the  Companies to  Capitalize  Interest.
          ----------------------------------------------------------------------
Notwithstanding anything to the contrary contained in this section 1, the Companies may not defer any interest pursuant to the provisions of this section 1 on any Adjustment Date if on such Adjustment Date any Default or Event of Default shall have occurred and be continuing.

2.   Subordination of Subordinated Indebtedness. The payment of the Subordinated
     ------------------------------------------
Indebtedness and the rights of the holders thereof are subordinated to the payment of the Superior Indebtedness and the rights of the holders thereof to the extent specified in this section 2.

     2.1.  Certain  Definitions.  As used in this section 2, the following terms
           --------------------
have the following respective meanings:

          "Bankruptcy  Code" shall mean 11 U.S.C.  ss. 101 et seq., as from time
           ----------  ----                                -- ---
     to time hereafter amended, and any successor or similar statute.

                                  Exhibit 1(a)
                                  ------------

          "Blockage  Period" shall mean a Payment Default Blockage Period and/or
           --------  ------
     a Covenant Default Blockage Period.

          "Covenant  Default" and "Covenant  Default Blockage Period" shall have
           --------  -------       --------  ------- -------- ------
     the respective meanings specified in section 2.4.

          "Enforcement Notice" shall have the meaning specified in section 2.11.
           ----------- ------

          "Liquidation Payment" shall have the meaning specified in section 2.3.
           ----------- -------

          "Payment  Blockage Notice" shall have the meaning specified in section
           -------  -------- ------
     2.4.

          "Payment Default" and "Payment Default Blockage Period" shall have the
           ------- -------       ------- ------- -------- ------
     respective meanings specified in section 2.4.

          "Permissible  Securities"  shall  mean  (a) any  debt  securities  the
           -----------  ----------                 -
     payment of which is  subordinated,  at least to the extent provided in this section 2 with respect to the Subordinated Indebtedness, to the payment of all Superior Indebtedness at the time outstanding and all securities issued in exchange therefor and (b) any Shares of any Company.
                               -

          "Subordinated  Indebtedness"  shall mean the  principal  amount of the
           ------------  ------------
     Debt for borrowed money evidenced by the Subordinated Notes, together with any interest (including any interest accruing after the commencement of any action or proceeding under any bankruptcy, insolvency or other similar law, and any interest that would have accrued but for the commencement of any such proceeding, whether or not any such interest is allowed as an enforceable claim in such proceeding), premium, if any, fee, collection expense or other amount due thereon or payable with respect thereto or due or payable in connection with any of the other Operative Documents, including, without limitation, as further provided in the Securities Purchase Agreements, any amount payable by any Company in respect of any Warrants or Warrant Shares pursuant to Section 12 of the Securities Purchase Agreements or otherwise.

          "Subordinated Notes" shall mean the Companies' 14% Senior Subordinated
           ------------ -----
     Notes due September 14, 2006, as amended or modified from time to time, together with any notes issued in exchange therefor or replacement thereof, of which this Note is one.

          "Superior Indebtedness" shall mean the principal amount of any Debt of
           -------- ------------
     the Companies for borrowed money now outstanding or hereafter created, incurred, assumed or guaranteed, together with any interest (including any interest

                                  Exhibit 1(a)
                                  ------------
     accruing after the commencement of any action or proceeding under any bankruptcy, insolvency or other similar law, and any interest that would have accrued but for the commencement of any such proceeding, whether or not any such interest is allowed as an enforceable claim in such proceeding), premium, if any, fee and collection expense due thereon or payable with respect thereto, provided that (a) such indebtedness (i) was
                                    --------       -                      -
     incurred in compliance with sections 14.5(b), (c) and (d) of the Securities Purchase Agreements (other than any indebtedness expressly subordinated to the Subordinated Indebtedness on terms and conditions acceptable to the Required Holders of the Subordinated Indebtedness) or (ii) was incurred
                                                                --
     under the Fleet Documents (or any agreement executed in connection with any extension, refinancing, refunding or renewal thereof) and the outstanding principal amount thereof does not exceed $80,000,000 and (b) in no event
                                                                  -
     shall Debt arising under any Capital Lease or Debt constituting the deferred purchase price of property constitute Superior Indebtedness.

          "Unscheduled Payment" shall have the meaning specified in section 2.4.
           ----------- -------

     2.2. Subordinated  Indebtedness  Subordinated to Superior Indebtedness;  No
          ----------------------------------------------------------------------
Amendments.
----------

          (a) Each Company, for itself and its successors and assigns, covenants and agrees, and each holder of any Subordinated Indebtedness, by its acceptance thereof, shall be deemed to have agreed, notwithstanding anything to the contrary in any of the Subordinated Notes or any other agreement, document or instrument related thereto, that the payment of the Subordinated Indebtedness shall be subordinated to the extent and in the manner set forth in this section 2, to the prior payment in full in cash or cash equivalents of all Superior Indebtedness, and that each holder of Superior Indebtedness, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Superior Indebtedness in reliance upon the provisions contained in this section 2. No present or future holder of Superior Indebtedness shall be prejudiced in the right to enforce the subordination of the Subordinated Indebtedness effected pursuant to this section 2 by (i) any act or failure to act on the
                                             -
     part of any  Company or (ii) any merger or  consolidation  of, or any sale,
                              --
     lease or other transfer of any or all of the properties and assets by, any Company.

          (b) Neither this section 2, nor any other terms in any of the Operative Documents expressly providing for the subordination of the Subordinated Indebtedness, nor any of the terms of the Subordinated Indebtedness relating to the timing or amount of any redemption, payment (or prepayment) of the principal of or premium, if any, or interest on the Subordinated Indebtedness, shall be amended without the written consent of the holder or holders of at least 66-2/3%

                                  Exhibit 1(a)
                                  ------------
     in aggregate principal amount of the Superior Indebtedness at the time outstanding.

     2.3.  Dissolution,  Liquidation,  Reorganization,  etc. Upon any payment or
           -------------------------------------------------
distribution of the assets of any Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, total or partial liquidation, reorganization, composition, arrangement, adjustment or readjustment of any Company or its securities, whether voluntary or involuntary, or in bankruptcy, insolvency, reorganization, liquidation or receivership proceedings, or upon a general assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of any Company, or otherwise (hereinafter a "Liquidation Payment"), then and in any such event:

          (a) the holders of the Superior Indebtedness shall be entitled to receive payment in full in cash or cash equivalents (or to have such payment duly provided for in cash or cash equivalents in a manner reasonably satisfactory to the holders of Superior Indebtedness) of all amounts due or to become due on or in respect of all Superior Indebtedness, before any Liquidation Payment, whether in cash, property or securities (other than Permissible Securities), is made on account of or applied to any of the Subordinated Indebtedness;

          (b) the Subordinated Indebtedness shall forthwith become due and payable, and any Liquidation Payment, whether in cash, property or securities (other than Permissible Securities), to which any holder of the Subordinated Indebtedness would be entitled except for the provisions of this section 2, shall be paid or delivered by any debtor, custodian, liquidating trustee, agent or other Person making such Liquidation Payment, directly to the holders of the Superior Indebtedness, or their representative  or  representatives,  ratably  according  to the  aggregate amounts remaining unpaid on account of the Superior Indebtedness, for application to the payment thereof, to the extent necessary to pay the Superior Indebtedness in full in cash or cash equivalents after giving effect to any concurrent payment or distribution in cash or cash equivalents, or provision therefor, to the holders of such Superior Indebtedness; and

          (c) each holder of the Subordinated Indebtedness at the time outstanding (i) hereby irrevocably authorizes and empowers the holders of
                  -
     the Superior Indebtedness or such holders' representative to collect and receive such holder's ratable share of any Liquidation Payment and to receipt therefor, and, if any holder of Subordinated Indebtedness fails to file a claim therefor at least ten (10) calendar days prior to the date established by rule of law or order of court for such filing, to file and prove (but not to vote) such claim therefor, provided that the holders of
                                                    --------
     Superior Indebtedness shall concurrently send written notice thereof to each holder of Subordinated Indebtedness together with a copy of the proof of

                                  Exhibit 1(a)
                                  ------------
     claim so filed,  (ii)  agrees to  execute  and  deliver  to the  holders of
                       --
     Superior Indebtedness at the time outstanding, or their representative or representatives, all such further instruments as are necessary to confirm the foregoing authorization and (iii) agrees not to initiate or prosecute
                                        ---
     or encourage any other Person to initiate or prosecute any claim, action or other proceeding challenging the enforceability of the Superior Indebtedness or any Liens securing the same.

     Upon any payment or distribution of assets referred to in this section 2, the holders of the Subordinated Indebtedness shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, insolvency, reorganization, liquidation, receivership or other proceeding is pending, or a certificate of the debtor, custodian, liquidating trustee, agent or other Person making any such payment or distribution to such holders, for the purpose of ascertaining the Persons entitled to participate therein, the holders of the Superior Indebtedness, the then outstanding principal amount of the Superior Indebtedness and any and all amounts payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this section 2.

     2.4. No  Payments  With  Respect to  Subordinated  Indebtedness  in Certain
          ----------------------------------------------------------------------
Circumstances.
-------------

          (a) The Companies will not, directly or indirectly, make or agree to make, and neither the holder nor any assignee or successor holder of any Subordinated Indebtedness will accept or receive any payment (in cash, property or securities (other than Permissible Securities)) on the Subordinated Indebtedness if, at the time of such payment or distribution or immediately after giving effect thereto:

               (i)  all of the following four conditions shall exist:

                    (A) a default in the payment  when due of all or any portion of the principal of or interest on any Superior Indebtedness shall have occurred (a "Payment Default"); and

                    (B) the Companies and the holder or holders of  Subordinated
               Indebtedness shall have received written notice prohibiting payment on the Subordinated Indebtedness (each a "Payment Blockage Notice") from the requisite holder or holders of such Superior Indebtedness, or their representative or representatives, of such Payment Default (which notice to be effective must state that it is a Payment Blockage Notice or contain other language to that effect); and

                                  Exhibit 1(a)
                                  ------------

                    (C) such  Payment  Default  shall not have been cured by the
               Companies or waived in writing by the requisite holder or holders of the Superior Indebtedness with respect to which such Payment Default shall have occurred; and

                    (D) less than 360 days shall have elapsed  after the date of receipt by the Companies and the holders of Subordinated Indebtedness of such Payment Blockage Notice (any period during which the restrictions imposed by this section 2.4(a)(i) are in effect being hereinafter referred to as a "Payment Default Blockage Period"); or

               (ii) all of the following four conditions shall exist:

                    (A) a material  default (other than a Payment Default) shall have occurred with respect to any Superior Indebtedness which permits the holder or holders thereof to immediately accelerate the maturity thereof (a "Covenant Default"); and

                    (B) the Companies and the holder or holders of  Subordinated
               Indebtedness shall have received a Payment Blockage Notice from the requisite holder or holders of the Superior Indebtedness, or their representative or representatives, of such Covenant Default (which notice to be effective must state that it is a "Payment Blockage Notice" or contain other language to that effect); and

                    (C) such  Covenant  Default shall not have been cured by the
               Companies or waived in writing by the requisite holder or holders of the Superior Indebtedness with respect to which such Covenant Default shall have occurred; and

                    (D) less than 180 days shall have elapsed  after the date of receipt by the Companies and the holders of the Subordinated Indebtedness of such Payment Blockage Notice (any period during which the restrictions imposed by this section 2.4(a)(ii) are in effect being hereinafter referred to as a "Covenant Default Blockage Period");

provided that, for the purpose of this section 2.4, (1) Payment Default Blockage
--------                                             -
Periods shall not be in effect for more than an aggregate of 360 days during any period of 540 consecutive days, (2) Covenant Default Blockage Periods shall not
                                  -
be in effect  for more than an  aggregate  of 180 days  during any period of 360

                                  Exhibit 1(a)
                                  ------------
consecutive  days, (3) Blockage  Periods shall not be in effect for more than an
                    -
aggregate of 360 days during any period of 540  consecutive  days,  (4) not more
                                                                     -
than four Payment  Blockage  Notices may be given and (5) no Payment  Default or
                                                       -
Covenant Default known to the holders of Superior Indebtedness giving any Payment Blockage Notice on the date any Payment Blockage Notice is given may be used or shall be effective as a basis for any subsequent Payment Blockage Notice.

          (b) The restrictions imposed by section 2.4(a) shall cease to apply and the Companies may resume payments in respect of the Subordinated Indebtedness (including any payments which shall not have been made on account of the provisions of this section 2, but excluding any payments which may have become due upon any acceleration of the maturity of the Subordinated Indebtedness) or any judgment with respect thereto upon the earliest to occur of (i) the cure of the Payment Default or Covenant
                             -
     Default by the Companies,  (ii) the written waiver thereof by the requisite
                                 --
     holder or holders of the Superior Indebtedness with respect to which such Payment Default or Covenant Default shall have occurred, (iii) the
                                                                       ---
     expiration of the  applicable  Blockage  Period or (iv) the  termination of
                                                         --
     such Blockage Period by such requisite holder or holders of such Superior Indebtedness.

          (c) If (i) the holder or holders of any  Superior  Indebtedness  shall
                  -
     accelerate  Superior  Indebtedness  in  accordance  with the terms  thereof
     (which  acceleration  has not  been  rescinded  or  annulled)  and (ii) the
                                                                         --
     Companies and the holder or holders of Subordinated Indebtedness shall have received a Payment Blockage Notice from the requisite holder or holders of such Superior Indebtedness, or their representative or representatives, of such acceleration (which notice to be effective must state that it is a "Payment Blockage Notice" or contain other language to that effect), then from and after the date such Payment Blockage Notice is given, the Companies will not, directly or indirectly, make or agree to make, and neither the holder nor any assignee or successor holder of any Subordinated Indebtedness will accept or receive any payment (in cash, property or securities (other than Permissible Securities)) on the Subordinated Indebtedness until such Superior Indebtedness is paid in full in cash or cash equivalents (or provision for such payment in cash or cash equivalents shall be made in a manner reasonably satisfactory to the holder or holders of such Superior Indebtedness).

          (d) The holders of Subordinated Indebtedness shall not be entitled to accept and retain any payment from any Company on the Subordinated Indebtedness other than a regularly scheduled payment of interest
     (hereinafter,   an  "Unscheduled  Payment")  if  (i)  the  making  of  such
                                                       -
     Unscheduled Payment shall have caused an event of default under the Fleet Agreement and (ii) the holders of Subordinated Indebtedness shall have
                     --
     received written notice from the holders of

                                  Exhibit 1(a)
                                  ------------

     Superior Indebtedness under the Fleet Agreement, or their representative or representatives, of such event of default caused by the making of such Unscheduled Payment and demanding that such Unscheduled Payment be held in trust and paid over as provided in section 2.5, provided that such notice
                                                      --------
     is given not later than the  earlier  of (A) 90 days  after the  holders of
                                               -
     Subordinated  Indebtedness shall have received such Unscheduled Payment and
     (B) 20 days after such  holders of  Superior  Indebtedness  under the Fleet
      -
     Agreement, or their representative or representatives, shall have received written notice that such Unscheduled Payment is to be (or has been) made, if any, from any Company or any holder of Subordinated Indebtedness (it being agreed that no such notice of the kind referred to in this clause (B) is required to be given).

     2.5. Payments and Distributions Received. If any payment or distribution of
          -----------------------------------
any kind or  character,  whether in cash,  property  or  securities  (other than
Permissible Securities), shall be received by any holder of any of the Subordinated Indebtedness in contravention of this section 2, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Superior Indebtedness, or their representative or representatives, ratably according to the aggregate amount remaining unpaid on account of such Superior Indebtedness, for application to the payment of the Superior Indebtedness, to the extent necessary to pay all such Superior Indebtedness in full in cash or cash equivalents, after giving effect to any concurrent payment or distribution in cash or cash equivalents, or provision therefor, to the holders of such Superior
Indebtedness. In the event of the failure of any holder of any of the Subordinated Indebtedness to endorse or assign any such payment or distribution, the holders of the Superior Indebtedness (or such holders' representative) are
(is) hereby irrevocably authorized to endorse or assign the same.

     2.6. Subrogation.   Subject   to  the  payment  in  full  of  all  Superior
          -----------
Indebtedness in cash or cash equivalents and the termination of all commitments to fund Superior Indebtedness, in case cash, property or securities otherwise payable or deliverable to the holders of the Subordinated Indebtedness shall have been applied pursuant to this section 2 to the payment of Superior Indebtedness, then and in each such case, the holders of the Subordinated
Indebtedness shall be subrogated to the rights of each holder of Superior Indebtedness to receive any further payment or distribution in respect of or applicable to the Superior Indebtedness; and, for the purposes of such subrogation, no payment or distribution to the holders of Superior Indebtedness of any cash, property or securities to which any holder of Subordinated Indebtedness would be entitled except for the provisions of this section 2 shall, and no payment over pursuant to the provisions of this section 2 to the holders of Superior Indebtedness by the holders of the Subordinated Indebtedness shall as between the Companies, their respective creditors other than the holders of Superior Indebtedness and the holders of Subordinated Indebtedness, be deemed to be a payment by the Companies to or on account of Superior Indebtedness.

                                  Exhibit 1(a)
                                  ------------

The holders of Subordinated Indebtedness waive, to the fullest extent permitted by law, any right to require any marshalling of assets of any Company.

     2.7.  Certain Notices.  In the event that (a) any Superior  Indebtedness or
           ---------------                      -
Subordinated Indebtedness shall be transferred and/or shall become due and payable before the expressed maturity thereof as the result of the occurrence of a default or any event of default, (b) any notice of any default or event of
                                      -
default  shall  be  given  under  any  Superior   Indebtedness  or  Subordinated
Indebtedness  or (c)  any  term  or  provision  of any  agreement,  document  or
                  -
instrument related to the Superior Indebtedness or Subordinated Indebtedness shall be amended, modified or supplemented, or compliance therewith waived, the Companies will give immediate written notice in writing of such event to each holder of Subordinated Indebtedness and Superior Indebtedness (together with copies of all related agreements, documents and instruments). Each notice of any transfer of any Superior Indebtedness or Subordinated Indebtedness shall include the name and address of the applicable transferee for purposes of this section
2. The holder or holders of Superior Indebtedness shall be obligated to give a Payment Blockage Notice (as defined in section 2.4) to a holder of Subordinated Indebtedness other than the initial holders thereof only if the holder or holders of Superior Indebtedness shall have been furnished written notice of such other holder's address for purposes of this section 2. No holder of Subordinated Indebtedness shall be obligated to give any notice under section
2.11 to any holder of Superior Indebtedness unless such holder of Subordinated Indebtedness shall have been furnished written notice of the address of such holder of Superior Indebtedness for purposes of this section 2. The addresses of the initial holders of the Subordinated Indebtedness for purposes of this section 2 (until changed by notice to such effect given in accordance  with this section  2.7)  are  as set  forth  on  Schedule  I to  the  Securities  Purchase
                                       -----------
Agreements. The address of the holders of Superior Indebtedness under the Fleet Agreement for purposes of this section 2 (until changed by notice to such effect given in accordance with this section 2.7) is: Fleet Bank, N.A., Administrative Agent, 1185 Avenue of the Americas, New York, New York 10036, Attention: Ms. Beth Goodman, Telecopy No.: (212) 819-4120. Any notice given pursuant to this section 2 shall be deemed given and effective only upon and at the time of receipt, unless such notice is mailed by certified mail (return receipt requested), in which case it shall be deemed to have been received on (x) the third Business Day following the mailing thereof or (y) the day of its acknowledged receipt, if a Business Day or the next succeeding Business Day, whichever of (x) and (y) is earlier.

     2.8.  Subordination  Not  Affected,  etc.  The terms of this section 2, the
           -----------------------------------
subordination effected hereby and the rights created hereby of the holders of the Superior Indebtedness shall not be affected by (a) any amendment or
                                                          -
modification of or supplement to any Superior Indebtedness (or any renewal, extension, refinancing or refunding thereof) or any agreement, document or instrument relating thereto (i) to the extent permitted by the Securities
                                -
Purchase  Agreement  or (ii) in the case of any  Superior  Indebtedness  arising
                         --
under any of the Fleet  Documents (or any documents  executed in

                                  Exhibit 1(a)
                                  ------------
connection with any renewal, extension, refinancing or refunding thereof) so long as such amendment, modification or supplement does not (1) increase the
                                                                 -
principal amount of the Superior Indebtedness to an amount in excess of the amount permitted under the definition of Superior Indebtedness as set forth herein, (2) increase the interest rate with respect to such Superior
           -
Indebtedness by more than fifty (50) basis points in excess of the highest rate specified under the Fleet Agreement (as in effect on the Closing Date), (3)
                                                                              -
extend the final maturity of such Superior Indebtedness to a date later than May 12, 2005 or (4) shorten the time of payment with respect to any principal amount
             -
of such Superior  Indebtedness,  (b) any exercise or  non-exercise of any right,
                                  -
power or  remedy  under  or in  respect  of any  Superior  Indebtedness  (or any security or collateral therefor) or pursuant to any agreement, document or instrument relating thereto, (c) any waiver, consent, release, indulgence, delay
                              -
or other action, inaction or omission, in respect of any Superior Indebtedness (or any security or collateral therefor) or pursuant to any agreement, document or instrument relating thereto, (d) the failure of any holder of Superior
                                     -
Indebtedness  (i) to give any notice (other than one expressly  required herein)
               -
which may be required, whether by law, statute, rule, regulation or otherwise, to preserve intact any rights of any holder of any Superior Indebtedness, including, without limitation, any demand, presentment and protest, proof of notice of nonpayment under any Superior Indebtedness or notice of any failure on the part of any Company to perform and comply with any covenant, agreement, term or condition of any Superior Indebtedness or (ii) to comply with the
                                                      --
requirements of any law, statute, rule or regulation, to mitigate damages resulting from any default under any Superior Indebtedness or for diligence, in each case whether or not any holder of any Subordinated Indebtedness shall have had notice or knowledge of any of the foregoing. Each Company and the holders of the Subordinated Indebtedness agrees that the holders of Superior Indebtedness may enforce any and all of their rights arising under this section 2 by suit, either in equity or law, for specific performance of any agreement contained in this section 2 or for judgment at law and any other relief whatsoever appropriate to such action or procedure.

     2.9.  Obligations  Unimpaired.  The provisions of this section 2 are solely
           -----------------------
for the purpose of defining the relative rights of the holders of Superior Indebtedness on the one hand and the holders of Subordinated Indebtedness on the other hand, and (a) subject to the rights, if any, under this section 2 of the
                  -
holders of Superior Indebtedness,  nothing in this section 2 shall (i) impair as
                                                                    -
between the Companies and any holder of any Subordinated Indebtedness, the obligations of the Companies, which are unconditional and absolute, to pay to the holder thereof all amounts due thereon in accordance with the terms thereof or (ii) except as otherwise provided in section 2.11, prevent the holder of any
    --
Subordinated Indebtedness from exercising all remedies available to such holder, whether arising under any agreement, document or instrument related thereto, applicable law or otherwise, and (b) no Person is entitled to any third party
                                     -
beneficiary rights or other similar rights on account of or under this section 2 other than the holders of the Superior Indebtedness. The failure to make any payment due in respect of any of the

                                  Exhibit 1(a)
                                  ------------

Subordinated Indebtedness or to comply with any of the terms and conditions of any of the agreements, documents and instruments related to any of the Subordinated Indebtedness by reason of any provision of this section 2 shall not be construed as preventing the occurrence of any default or event of default with respect to the Subordinated Indebtedness.

     2.10. Holders of Subordinated  Indebtedness Entitled to Assume Payments Not
           ---------------------------------------------------------------------
Prohibited in Absence of Notice. No holder of Subordinated Indebtedness shall at
-------------------------------
any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to it, unless and until such holder shall have received written notice thereof from the Companies or from any holder of Superior Indebtedness or any agent or representative thereof. Prior to the receipt of any such notice, each holder of Subordinated Indebtedness shall be entitled to assume conclusively that no such facts exist, without, however, limiting any right of any holder of Superior Indebtedness under this section 2 to recover from any holder of the Subordinated Indebtedness any payment made in contravention of this section 2. Each payment on the Subordinated Indebtedness by the Companies shall be deemed to constitute a representation of the Companies that such payment is permitted to be paid by the Companies under this section 2.

     Each holder of Subordinated Indebtedness shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Superior Indebtedness or to be the agent or representative of any holder of Superior Indebtedness to establish that such notice has been given by any such Person.

     2.11. Limitation  on  Right of  Action.  Notwithstanding  anything  to  the
           --------------------------------
contrary contained in any of the Subordinated Notes or any other agreement, document or instrument related thereto, each of the holders of the Subordinated Indebtedness agrees that:

          (a) if any Superior Indebtedness (or any commitment to fund Superior Indebtedness) is outstanding, such holder of the Subordinated Indebtedness will not accelerate any of the Subordinated Indebtedness or take any other enforcement action with respect to the Subordinated Indebtedness on account of any Default or Event of Default, unless:

               (i) the holder or holders of any Superior Indebtedness shall have accelerated any Superior Indebtedness or shall have foreclosed upon any significant or material portion of collateral securing the same;

               (ii) a proceeding under the Bankruptcy Code or any similar state statute or law (including any law providing for the appointment of a receiver or other similar official) shall have been commenced by or against

                                  Exhibit 1(a)
                                  ------------
          any Company by Persons other than the holders of the Subordinated Indebtedness; or

               (iii) both (A) an Event of Default  under (and as defined in) the
                           -
          Securities  Purchase  Agreements  shall have occurred and (B) not less
                                                                     -
          than 20 days prior to accelerating any of the Subordinated Indebtedness or taking any other enforcement action with respect to the Subordinated Indebtedness, such holder of Subordinated Indebtedness shall have given the Companies and the holders of the Superior Indebtedness written notice of the same (an "Enforcement Notice"), which Enforcement Notice shall specify in reasonable detail the Event of Default on the basis of which such holder of the Subordinated Indebtedness then intends to accelerate the Subordinated Indebtedness and/or take any other enforcement action, provided that
                                                                   --------
          for purposes of this clause (iii) if, at the time of giving such Enforcement Notice (or during the 20 days immediately following the giving of such Enforcement Notice) a Blockage Period shall have been commenced and shall be continuing, then such holder of Subordinated Indebtedness shall not accelerate any of the Subordinated Indebtedness or take enforcement action with respect to the Subordinated Indebtedness until the earliest of (1) in the case of a Payment
                                                  -
          Default Blockage Period, the cure of the Payment Default on the basis of which such Blockage Period was commenced (provided no other
                                                              --------
          Blockage  Period is then in effect),  (2) the  written  waiver of such
                                                 -
          Payment Default or Covenant Default by the requisite holder or holders of the Superior Indebtedness with respect to which such Payment Default or Covenant Default shall have occurred (provided no other
                                                               --------
          Blockage  Period  is  then in  effect),  (3)  the  expiration  of such
                                                    -
          Blockage  Period,  (4) the termination of such Blockage Period by such
                              -
          requisite  holder or holders of such Superior  Indebtedness or (5) the
                                                                          -
          expiration of 180 days from the date upon which such Enforcement Notice shall have been so given; and

          (b) if (i) such holder of Subordinated  Indebtedness  shall accelerate
                  -
     any of the Subordinated Indebtedness or take any other enforcement action with respect to the Subordinated Indebtedness, in each case solely on account of the Event of Default arising as a result of the acceleration of any Superior Indebtedness, and (ii) the requisite holder or holders of such
                                     --
     Superior Indebtedness shall rescind such acceleration of such Superior Indebtedness, then such holder of Subordinated Indebtedness shall rescind such acceleration of such Subordinated Indebtedness and shall cease any
     such  other   enforcement   action  with   respect  to  such   Subordinated
     Indebtedness.

                                  Exhibit 1(a)
                                  ------------

     2.12. Legends,  etc. The Companies covenant to cause each Subordinated Note
           --------------
(or other instrument evidencing any of the Subordinated Indebtedness) now or hereafter issued to contain a provision or legend in substantially the following form:

          THE PAYMENT OF THIS NOTE AND THE RIGHTS OF THE HOLDER OF THIS NOTE ARE SUBORDINATED TO THE PAYMENT OF SUPERIOR INDEBTEDNESS (AS HEREINAFTER DEFINED) AND THE RIGHTS OF THE HOLDERS OF SUPERIOR INDEBTEDNESS UPON THE TERMS OF SUBORDINATION SET FORTH HEREIN.

     2.13. Reinstatement.   The  obligations   of   the  holder  or  holders  of
           -------------
Subordinated  Indebtedness  under the terms of  subordination  set forth in this section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time any payment in respect of any Superior Indebtedness is rescinded or must otherwise be restored or returned by any holder of Superior Indebtedness upon the occurrence of any proceeding of the kind referred to in section 2.3, including, without limitation, upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Company or any substantial part of its property, or otherwise, all as though such payment in respect of the Superior Indebtedness had not been made, provided
                                                                        --------
that in no event shall any holder or holders of Subordinated Indebtedness be obligated pursuant to this section 2.13 to disgorge or repay any payment in respect of any Subordinated Indebtedness received by it more than 90 days prior to the time such payment of Senior Indebtedness is so rescinded, restored or returned by any holder of Superior Indebtedness.

     2.14. Successors and Assigns.  The terms of subordination set forth in this
           ----------------------
section 2 shall inure to the benefit of each holder from time to time of any Superior Indebtedness and shall be binding upon each holder from time to time of any Subordinated Indebtedness.

3.   General.
     -------

     3.1. Registered  Notes,  etc.  This  Note  is  in  registered  form  and is
          ------------------------
transferable only by surrender hereof at the principal executive office of the Companies as provided in the Securities Purchase Agreements. The Companies may treat the person in whose name this Note is registered on the Note register maintained at such office pursuant to the Securities Purchase Agreements as the owner hereof for all purposes, and the Companies shall not be affected by any notice to the contrary.

     3.2.  Events of  Default.  In case an Event of  Default,  as defined in the
           ------------------
Securities Purchase Agreements, shall occur and be continuing, the unpaid balance of the principal of this Note may be declared and become due and payable in the manner and with the effect provided in the Securities Purchase Agreements.

                                  Exhibit 1(a)
                                  ------------

     3.3. Certain  Waivers.  The parties  hereto,  including the makers and all
          ----------------
guarantors and endorsers of this Note, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note.

     3.4. Governing Law; Jurisdiction;  Waiver of Jury Trial. This Note shall be
          --------------------------------------------------
construed in accordance with and governed by the domestic substantive laws of the State of New York without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of domestic substantive laws of any other jurisdiction. Each Company and each holder of this Note, to the extent that it may lawfully do so, hereby consents to service of process, and to be sued, in the State of New York and consents to the jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations hereunder, and expressly waives any and all objections it may have as to venue in any such courts. Each Company and each holder of this Note further agrees that a summons and complaint commencing an action or proceeding in any of such courts shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at its address set forth in section 23 of the Securities Purchase Agreements or as otherwise provided under the laws of the State of New York. Notwithstanding the foregoing, each Company and each holder of this Note agrees that nothing contained in this section 3.4 shall preclude the institution of any such suit, action or other proceeding in any jurisdiction other than the State of New York. EACH COMPANY AND EACH HOLDER OF THIS NOTE IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING INSTITUTED BY OR AGAINST IT IN RESPECT OF ITS OBLIGATIONS HEREUNDER.

     3.5. Severability.  In case any  provision  in this Note  shall be invalid,
          ------------
illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be effected and impaired thereby.

            [The remainder of this page is intentionally left blank.]



                                  Exhibit 1(a)
                                  ------------

     IN WITNESS WHEREOF, the Companies have executed this Note as an instrument under seal as of the date first above written.


                                         UNIDIGITAL INC.



                                         By:
                                            ------------------------------------
                                                                         (Title)


                                         LINOGRAPHICS CORPORATION



                                         By:
                                            ------------------------------------
                                                                         (Title)


                                         ELEMENTS (UK) LIMITED



                                         By:
                                            ------------------------------------
                                                                         (Title)


                                         UNIDIGITAL ELEMENTS (SF), INC.



                                         By:
                                            ------------------------------------
                                                                         (Title)


                                         UNISON (NY), INC.



                                         By:
                                            ------------------------------------
                                                                         (Title)


                                  Exhibit 1(a)
                                  ------------

                                        UNISON (MA), INC.



                                        By:
                                           -------------------------------------
                                                                         (Title)


                                        MEGA ART CORP.



                                        By:
                                           -------------------------------------
                                                                         (Title)


                                        SUPERGRAPHICS HOLDING
                                          COMPANY, INC.



                                        By:
                                           -------------------------------------
                                                                         (Title)


                                        SUPERGRAPHICS CORPORATION



                                        By:
                                           -------------------------------------
                                                                         (Title)


                                        REGENT GROUP LIMITED



                                        By:
                                           -------------------------------------
                                                                         (Title)


                                  Exhibit 1(a)
                                  ------------

                                        INTERFACE GRAPHICS LIMITED



                                        By:
                                           -------------------------------------
                                                                         (Title)






                                  Exhibit 1(a)
                                  ------------

                               FORM OF ASSIGNMENT

                    [To be signed only upon transfer of Note]

     For value  received,  the undersigned  hereby sells,  assigns and transfers
unto                       the within Note,  and appoints
Attorney to transfer such Note on the books of UNIDIGITAL INC., LINOGRAPHICS CORPORATION, ELEMENTS (UK) LIMITED, UNIDIGITAL ELEMENTS (SF), INC., UNISON (NY), INC., UNISON (MA), INC., MEGA ART CORP., SUPERGRAPHICS HOLDING COMPANY, INC., SUPERGRAPHICS CORPORATION, REGENT GROUP LIMITED and INTERFACE GRAPHICS LIMITED with full power of substitution in the premises.

Date:                ,     .




                                 ----------------------------------------------
                                 (Signature must conform in all respects to name of Holder as specified on the face of the Note)


Signed in the presence of



-------------------------------




                                  Exhibit 1(a)
                                  ------------